Exhibit 99.1
OpenText Reports First Quarter Fiscal Year 2024 Financial Results
Record Q1 Total Revenues, Cloud Revenues and ARR
Fiscal 2024 First Quarter Highlights

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$1,425	$1,410	$1,149	$1,137	$451	$449
+67.3%	+65.4%	+59.1%	+57.5%	+11.5%	+10.9%
Annual Recurring Revenues represent 81% of Total Revenues

•Total revenues of $1.425 billion, up 67.3% Y/Y or up 65.4% in constant currency (CC)
•Annual recurring revenues (ARR) of $1,149 million, up 59.1% Y/Y or up 57.5% in CC
•Cloud revenues of $451 million, up 11.5% Y/Y or up 10.9% in CC
•Quarterly enterprise cloud bookings(1) of $121 million, up 8.2% Y/Y
•Operating cash flows were $47 million and free cash flows(3) were $10 million
•GAAP-based net income of $81 million
•Adjusted EBITDA(2) of $495 million, margin of 34.7%
•GAAP-based diluted earnings per share (EPS) of $0.30, Non-GAAP diluted EPS(2) of $1.01

Waterloo, ON, November 2, 2023 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), today announced its financial results for the first quarter ended September 30, 2023.

“OpenText executed extremely well in a volatile world with record Q1 revenues of $1.425 billion and 67% growth year-over-year. These strong Q1 results are a foundation for a strong Fiscal 2024,” said Mark J. Barrenechea, OpenText CEO & CTO. “We delivered Cloud revenues of $451 million with 11% growth year-over-year, driven by increased cloud consumption in our top value areas. Annual recurring revenues of $1.1 billion grew 59% year-over-year, representing 81% of total revenues.”

“For over a decade, OpenText has helped organizations manage large data platforms and we are at the forefront for the next generation of AI innovation driven by OpenText Aviator,” added Mr. Barrenechea. “The basis of great AI is great Information Management. With practical and trusted AI capabilities, customers trust OpenText to power and protect their information. OpenText Aviator empowers organizations to swiftly act, make sharp decisions and evolve with intelligent capabilities. Aviator differentiates our information management automation so organizations can easily make the AI pivot.”

“We are delighted with our solid performance in the quarter,” said Madhu Ranganathan, OpenText EVP, CFO. “First quarter results reflect continued strength in the operational integration of Micro Focus as we delivered $495 million of adjusted EBITDA. Our balance sheet and liquidity position remain strong with approximately $920 million in cash as of September 30, 2023. We have made total debt repayments of approximately $560 million since the acquisition of Micro Focus and OpenText remains on track to realize our growth targets and achieve our free cash flow aspirations.”

(1) Enterprise cloud bookings is defined as the total value from cloud services and subscription contracts, entered into in the period that are new, committed and incremental to our existing contracts, entered into with our enterprise based customers.
(2) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.

Financial Highlights for Q1 Fiscal 2024 with Year Over Year Comparisons

Summary of Quarterly Results
(In millions, except per share data)	Q1 FY'24	Q1 FY'23	$ Change	% Change	Q1 FY'24 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$451.0	$404.7	$46.4	11.5%	$448.6	10.9%
Customer support	697.7	317.4	$380.4	119.9%	688.5	116.9%
Total annual recurring revenues**	$1,148.7	$722.0	$426.7	59.1%	$1,137.0	57.5%
License	173.0	62.5	$110.5	176.6%	170.7	172.8%
Professional service and other	103.7	67.5	$36.2	53.6%	101.8	50.9%
Total revenues	$1,425.4	$852.0	$573.4	67.3%	$1,409.5	65.4%
GAAP-based operating income	$212.9	$146.4	$66.5	45.5%	N/A	N/A
Non-GAAP-based operating income (1)	$460.8	$280.9	$179.9	64.0%	$447.4	59.3%
GAAP-based net income (loss) attributable to OpenText	$80.9	($116.9)	$197.8	169.2%	N/A	N/A
GAAP-based EPS, diluted	$0.30	($0.43)	$0.73	169.8%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$1.01	$0.77	$0.24	31.2%	$0.97	26.0%
Adjusted EBITDA (1)	$494.8	$304.0	$190.8	62.8%	$481.0	58.2%
Operating cash flows	$47.1	$132.0	($84.8)	(64.3)%	N/A	N/A
Free cash flows (1)	$9.6	$95.6	($86.1)	(90.0)%	N/A	N/A

(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.
(2) Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.
*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Dividend
As part of our quarterly, non-cumulative cash dividend program, the Board declared on November 1, 2023, a cash dividend of $0.25 per common share. The record date for this dividend is December 1, 2023 and the payment date is December 20, 2023. OpenText believes strongly in returning value to its shareholders and intends to maintain its dividend program. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.
Quarterly Business Highlights
•OpenText introduced OpenText Aviator AI capabilities in Cloud Editions 23.4 at OpenText World 2023
•OpenText welcomed Google Cloud and Deloitte as Innovator-level sponsors at OpenText World 2023
•Key customer wins in the quarter include: Arm, Banobras, Bombardier, CNP Assurances, Emirates Integrated Telecom, Hargreaves Lansdown, Hong Kong Airport Authority, Infosys for Goods and Services Tax Network, Kutak Rock, Novelis, Petroleum Development Oman, Vodafone
•OpenText introduced new unified OpenText Partner Network
•OpenText hired Shannon Bell as EVP & Chief Digital Officer to join the Executive Leadership Team
•OpenText announced the addition of automated Business Process and Project Management Solutions to the OpenText Content business through the acquisition of KineMatik
•OpenText completed repricing of Acquisition Term Loan

Summary of Quarterly Results
	Q1 FY'24	Q4 FY'23	Q1 FY'23	% Change (Q1 FY'24 vs Q4 FY'23)		% Change (Q1 FY'24 vs Q1 FY'23)
Revenue (millions)	$1,425.4	$1,490.8	$852.0	(4.4)%		67.3%
GAAP-based gross margin	71.4%	71.4%	69.7%	—	bps	170	bps
Non-GAAP-based gross margin (1)	77.3%	76.9%	75.2%	40	bps	210	bps
GAAP-based earnings (loss) per share, diluted	$0.30	($0.18)	($0.43)	266.7%		169.8%
Non-GAAP-based EPS, diluted (1)(2)	$1.01	$0.91	$0.77	11.0%		31.2%

(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.
(2) Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Conference Call Information

OpenText posted an investor presentation on its Investor Relations website at http://investors.opentext.com and invites the public to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/investor-events-and-presentations.

A replay of the call will be available beginning November 2, 2023 at 7:00 p.m. ET through 11:59 p.m. on November 16, 2023 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 0458 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release to Non-GAAP-based financial measures.

About OpenText

OpenText, The Information Company™, enables organizations to gain insight through market leading information management solutions, powered by OpenText Cloud Editions. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit opentext.com.
Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) on growth, future cloud growth and market share gains, future organic growth initiatives and deployment of capital, intention to maintain a dividend program, including any targeted annualized dividend, the associated benefits of the Micro Focus acquisition, future tax rates, new platform and product offerings and associated benefits to customers, our announcement of opentext.ai and OpenText Aviator™, including our AI strategy, vision and initial AI products, scaling OpenText, and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions are intended to identify forward-looking statements or information under applicable securities laws (forward-looking statements). In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Future declarations of dividends are also subject to the final determination and discretion of the Board of Directors, and an annualized dividend has not been approved or declared by the Board. Forward-looking statements involve known and unknown risks and uncertainties such as those relating to: all statements regarding the expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, including any anticipated synergy benefits; our ability to integrate successfully Micro Focus’ operations and programs, including incurring unanticipated costs, delays or difficulties; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company's or our CEO's blog, X, formerly known as Twitter, account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.

For more information, please contact:
Harry E. Blount
Senior Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2023 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

OPEN TEXT CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	September 30, 2023	June 30, 2023
ASSETS
Cash and cash equivalents	$919,850	$1,231,625
Accounts receivable trade, net of allowance for credit losses of $11,501 as of September 30, 2023 and $13,828 as of June 30, 2023	676,594	682,517
Contract assets	78,562	71,196
Income taxes recoverable	70,179	68,161
Prepaid expenses and other current assets	199,917	221,732
Total current assets	1,945,102	2,275,231
Property and equipment	361,612	356,904
Operating lease right of use assets	266,053	285,723
Long-term contract assets	54,448	64,553
Goodwill	8,618,765	8,662,603
Acquired intangible assets	3,888,217	4,080,879
Deferred tax assets	996,514	926,719
Other assets	328,972	342,318
Long-term income taxes recoverable	94,193	94,270
Total assets	$16,553,876	$17,089,200
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$836,042	$996,261
Current portion of long-term debt	145,850	320,850
Operating lease liabilities	90,418	91,425
Deferred revenues	1,596,321	1,721,781
Income taxes payable	153,396	89,297
Total current liabilities	2,822,027	3,219,614
Long-term liabilities:
Accrued liabilities	49,333	51,961
Pension liability	125,616	126,312
Long-term debt	8,554,569	8,562,096
Long-term operating lease liabilities	252,629	271,579
Long-term deferred revenues	197,112	217,771
Long-term income taxes payable	148,822	193,808
Deferred tax liabilities	389,510	423,955
Total long-term liabilities	9,717,591	9,847,482
Shareholders' equity:
Share capital and additional paid-in capital
271,227,929 and 270,902,571 Common Shares issued and outstanding at September 30, 2023 and June 30, 2023, respectively; authorized Common Shares: unlimited	2,216,921	2,176,947
Accumulated other comprehensive income (loss)	(70,025)	(53,559)
Retained earnings	2,062,107	2,048,984
Treasury stock, at cost (4,753,281 and 3,536,375 shares at September 30, 2023 and June 30, 2023, respectively)	(196,119)	(151,597)
Total OpenText shareholders' equity	4,012,884	4,020,775
Non-controlling interests	1,374	1,329
Total shareholders' equity	4,014,258	4,022,104
Total liabilities and shareholders' equity	$16,553,876	$17,089,200

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended September 30,
	2023	2022
Revenues:
Cloud services and subscriptions	$451,014	$404,651
Customer support	697,713	317,351
License	173,026	62,548
Professional service and other	103,676	67,486
Total revenues	1,425,429	852,036
Cost of revenues:
Cloud services and subscriptions	171,412	131,799
Customer support	75,014	27,354
License	3,839	2,758
Professional service and other	79,922	53,800
Amortization of acquired technology-based intangible assets	76,824	42,637
Total cost of revenues	407,011	258,348
Gross profit	1,018,418	593,688
Operating expenses:
Research and development	234,437	110,198
Sales and marketing	271,801	167,170
General and administrative	131,211	78,074
Depreciation	34,091	23,174
Amortization of acquired customer-based intangible assets	120,192	54,438
Special charges (recoveries)	13,794	14,281
Total operating expenses	805,526	447,335
Income from operations	212,892	146,353
Other income (expense), net	20,170	(189,231)
Interest and other related expense, net	(141,764)	(40,382)
Income (loss) before income taxes	91,298	(83,260)
Provision for income taxes	10,352	33,625
Net income (loss) for the period	$80,946	$(116,885)
Net (income) attributable to non-controlling interests	(45)	(44)
Net income (loss) attributable to OpenText	$80,901	$(116,929)
Earnings (loss) per share—basic attributable to OpenText	$0.30	$(0.43)
Earnings (loss) per share—diluted attributable to OpenText	$0.30	$(0.43)
Weighted average number of Common Shares outstanding—basic (in '000's)	271,178	269,804
Weighted average number of Common Shares outstanding—diluted (in '000's)	271,902	269,804

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended September 30,
	2023	2022
Net income (loss) for the period	$80,946	$(116,885)
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	(14,583)	(36,366)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax (1)	(1,841)	(3,340)
(Gain) loss reclassified into net income - net of tax (2)	9	588
Unrealized gain (loss) on available-for-sale financial assets:
Unrealized gain (loss) - net of tax (3)	(221)	—
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax (4)	(19)	4,164
Amortization of actuarial (gain) loss into net income - net of tax (5)	189	37
Total other comprehensive loss net	(16,466)	(34,917)
Total comprehensive income (loss)	64,480	(151,802)
Comprehensive income attributable to non-controlling interests	(45)	(44)
Total comprehensive income (loss) attributable to OpenText	$64,435	$(151,846)
______________________________
(1)Net of tax expense (recovery) of ($664) and $(1,206) for the three months ended September 30, 2023 and 2022, respectively.
(2)Net of tax expense (recovery) of $3 and $212 for the three months ended September 30, 2023 and 2022, respectively.
(3)Net of tax expense (recovery) of $59 and $— for the three months ended September 30, 2023 and 2022, respectively.
(4)Net of tax expense (recovery) of $19 and $1,104 for the three months ended September 30, 2023 and 2022, respectively.
(5)Net of tax expense (recovery) of $75 and $26 for the three months ended September 30, 2023 and 2022, respectively.

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Three Months Ended September 30, 2023
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2023	270,903	$2,176,947	(3,536)	$(151,597)	$2,048,984	$(53,559)	$1,329	$4,022,104
Issuance of Common Shares
Under employee stock option plans	85	2,892	—	—	—	—	—	2,892
Under employee stock purchase plans	240	8,641	—	—	—	—	—	8,641
Share-based compensation	—	37,004	—	—	—	—	—	37,004
Purchase of treasury stock	—	—	(1,400)	(53,085)	—	—	—	(53,085)
Issuance of treasury stock	—	(8,563)	183	8,563	—	—	—	—
Dividends declared ($0.25 per Common Share)	—	—	—	—	(67,778)	—	—	(67,778)
Other comprehensive income (loss) - net	—	—	—	—	—	(16,466)	—	(16,466)
Net income (loss) for the period	—	—	—	—	80,901	—	45	80,946
Balance as of September 30, 2023	271,228	2,216,921	(4,753)	(196,119)	2,062,107	(70,025)	1,374	4,014,258

	Three Months Ended September 30, 2022
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2022	269,523	$2,038,674	(3,706)	$(159,966)	$2,160,069	$(7,659)	$1,142	$4,032,260
Issuance of Common Shares:
Under employee stock option plans	72	1,994	—	—	—	—	—	1,994
Under employee stock purchase plans	286	9,179	—	—	—	—	—	9,179
Share-based compensation	—	23,208	—	—	—	—	—	23,208
Issuance of treasury stock	—	(5,174)	120	5,174	—	—	—	—
Dividends declared ($0.24299 per Common Share)	—	—	—	—	(64,698)	—	—	(64,698)
Other comprehensive income (loss) - net	—	—	—	—	—	(34,917)	—	(34,917)
Net income (loss) for the period	—	—	—	—	(116,929)	—	44	(116,885)
Balance as of September 30, 2022	269,881	2,067,881	(3,586)	(154,792)	1,978,442	(42,576)	1,186	3,850,141

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income (loss) for the period	$80,946	$(116,885)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of intangible assets	231,107	120,249
Share-based compensation expense	37,095	23,208
Pension expense	3,171	1,387
Amortization of debt discount and issuance costs	5,496	1,480
Write-off of right of use assets	4,715	2,827
Loss on sale and write down of property and equipment	458	—
Deferred taxes	(88,630)	(20,667)
Share in net loss of equity investees	9,696	6,534
Changes in financial instruments	(17,895)	181,461
Changes in operating assets and liabilities:
Accounts receivable	31,304	59,494
Contract assets	(22,566)	(9,054)
Prepaid expenses and other current assets	19,326	(2,934)
Income taxes	29,597	15,834
Accounts payable and accrued liabilities	(124,214)	(27,179)
Deferred revenue	(150,476)	(53,779)
Other assets	4,104	(47,749)
Operating lease assets and liabilities, net	(6,113)	(2,268)
Net cash provided by operating activities	47,121	131,959
Cash flows from investing activities:
Additions of property and equipment	(37,539)	(36,324)
Micro Focus acquisition	(9,272)	—
Proceeds from net investment hedge derivative contracts	1,966	—
Other investing activities	(5,554)	—
Net cash used in investing activities	(50,399)	(36,324)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	11,453	10,037
Repayment of long-term debt and Revolver	(186,463)	(2,500)
Debt issuance costs	(1,961)	—
Purchase of treasury stock	(53,085)	—
Payments of dividends to shareholders	(66,965)	(64,698)
Net cash used in financing activities	(297,021)	(57,161)
Foreign exchange loss on cash held in foreign currencies	(11,503)	(28,102)
Increase (decrease) in cash, cash equivalents and restricted cash during the period	(311,802)	10,372
Cash, cash equivalents and restricted cash at beginning of the period	1,233,952	1,695,911
Cash, cash equivalents and restricted cash at end of the period	$922,150	$1,706,283

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

Reconciliation of cash, cash equivalents and restricted cash:	September 30, 2023	September 30, 2022
Cash and cash equivalents	$919,850	$1,704,385
Restricted cash (1)	2,300	1,898
Total cash, cash equivalents and restricted cash	$922,150	$1,706,283

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Consolidated Balance Sheets.

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its Consolidated Financial Statements, all of which should be considered when evaluating the Company's results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its Consolidated Financial Statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income (loss) or earnings (loss) per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense.
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income (loss), attributable to OpenText, excluding interest income (expense), provision for (recovery of) income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue.
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions and in response to our return to office planning, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results. Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to F'24 targets and F’26 aspirations, including A-EBITDA is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.
The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented. The Micro Focus Acquisition significantly impacts period-over-period comparability.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2023 (In thousands, except for per share data)
	Three Months Ended September 30, 2023
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$171,412		$(2,991)	(1)	$168,421
Customer support	75,014		(1,058)	(1)	73,956
Professional service and other	79,922		(1,882)	(1)	78,040
Amortization of acquired technology-based intangible assets	76,824		(76,824)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,018,418	71.4%	82,755	(3)	1,101,173	77.3%
Operating expenses
Research and development	234,437		(11,734)	(1)	222,703
Sales and marketing	271,801		(11,807)	(1)	259,994
General and administrative	131,211		(7,623)	(1)	123,588
Amortization of acquired customer-based intangible assets	120,192		(120,192)	(2)	—
Special charges (recoveries)	13,794		(13,794)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	212,892		247,905	(5)	460,797
Other income (expense), net	20,170		(20,170)	(6)	—
Provision for income taxes	10,352		34,313	(7)	44,665
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	80,901		193,422	(8)	274,323
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.30		$0.71	(8)	$1.01

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)Adjustment relates to differences between the GAAP-based tax provision rate of approximately 11% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based income to Non-GAAP-based net income:

	Three Months Ended September 30, 2023
		Per share diluted
GAAP-based net income, attributable to OpenText	$80,901	$0.30
Add:
Amortization	197,016	0.72
Share-based compensation	37,095	0.14
Special charges (recoveries)	13,794	0.05
Other (income) expense, net	(20,170)	(0.08)
GAAP-based provision for income taxes	10,352	0.04
Non-GAAP-based provision for income taxes	(44,665)	(0.16)
Non-GAAP-based net income, attributable to OpenText	$274,323	$1.01
Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2023
GAAP-based net income, attributable to OpenText	$80,901
Add:
Provision for income taxes	10,352
Interest and other related expense, net	141,764
Amortization of acquired technology-based intangible assets	76,824
Amortization of acquired customer-based intangible assets	120,192
Depreciation	34,091
Share-based compensation	37,095
Special charges (recoveries)	13,794
Other (income) expense, net	(20,170)
Adjusted EBITDA	$494,843

GAAP-based net income margin	5.7%
Adjusted EBITDA margin	34.7%
Reconciliation of Free cash flows

Three Months Ended September 30, 2023
GAAP-based cash flows provided by operating activities	$47,121
Add:
Capital expenditures (1)	(37,539)
Free cash flows	$9,582

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2023 (In thousands, except for per share data)
	Three Months Ended June 30, 2023
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$166,394		$(2,876)	(1)	$163,518
Customer support	86,695		(1,213)	(1)	85,482
Professional service and other	90,498		(1,826)	(1)	88,672
Amortization of acquired technology-based intangible assets	77,045		(77,045)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	1,064,014	71.4%	82,960	(3)	1,146,974	76.9%
Operating expenses
Research and development	249,958		(13,584)	(1)	236,374
Sales and marketing	333,244		(13,467)	(1)	319,777
General and administrative	136,866		(8,938)	(1)	127,928
Amortization of acquired customer-based intangible assets	121,285		(121,285)	(2)	—
Special charges (recoveries)	70,222		(70,222)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	121,287		310,456	(5)	431,743
Other income (expense), net	(25,355)		25,355	(6)	—
Provision for (recovery of) income taxes	(1,212)		41,240	(7)	40,028
GAAP-based net loss / Non-GAAP-based net income, attributable to OpenText	(48,734)		294,571	(8)	245,837
GAAP-based earnings (loss) per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$(0.18)		$1.09	(8)	$0.91

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective on our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 2% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net loss to Non-GAAP-based net income:

	Three Months Ended June 30, 2023
		Per share diluted
GAAP-based net loss, attributable to OpenText	$(48,734)	$(0.18)
Add:
Amortization	198,330	0.73
Share-based compensation	41,904	0.15
Special charges (recoveries)	70,222	0.26
Other (income) expense, net	25,355	0.10
GAAP-based recovery of income taxes	(1,212)	—
Non-GAAP-based provision for income taxes	(40,028)	(0.15)
Non-GAAP-based net income, attributable to OpenText	$245,837	$0.91
Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2023
GAAP-based net loss, attributable to OpenText	$(48,734)
Add:
Recovery of income taxes	(1,212)
Interest and other related expense, net	145,829
Amortization of acquired technology-based intangible assets	77,045
Amortization of acquired customer-based intangible assets	121,285
Depreciation	31,152
Share-based compensation	41,904
Special charges (recoveries)	70,222
Other (income) expense, net	25,355
Adjusted EBITDA	$462,846

GAAP-based net loss margin	(3.3)%
Adjusted EBITDA margin	31.0%
Reconciliation of Free cash flows

Three Months Ended June 30, 2023
GAAP-based cash flows provided by operating activities	$115,301
Add:
Capital expenditures (1)	(24,060)
Free cash flows	$91,241

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2022 (In thousands, except for per share data)
	Three Months Ended September 30, 2022
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$131,799		$(2,033)	(1)	$129,766
Customer support	27,354		(567)	(1)	26,787
Professional service and other	53,800		(1,525)	(1)	52,275
Amortization of acquired technology-based intangible assets	42,637		(42,637)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	593,688	69.7%	46,762	(3)	640,450	75.2%
Operating expenses
Research and development	110,198		(6,854)	(1)	103,344
Sales and marketing	167,170		(6,859)	(1)	160,311
General and administrative	78,074		(5,370)	(1)	72,704
Amortization of acquired customer-based intangible assets	54,438		(54,438)	(2)	—
Special charges (recoveries)	14,281		(14,281)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	146,353		134,564	(5)	280,917
Other income (expense), net	(189,231)		189,231	(6)	—
Provision for income taxes	33,625		50	(7)	33,675
GAAP-based net loss / Non-GAAP-based net income, attributable to OpenText	(116,929)		323,745	(8)	206,816
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$(0.43)		$1.20	(8)	$0.77

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 40% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-

based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net loss to Non-GAAP-based net income:

	Three Months Ended September 30, 2022
		Per share diluted
GAAP-based net loss, attributable to OpenText	$(116,929)	$(0.43)
Add:
Amortization	97,075	0.36
Share-based compensation	23,208	0.09
Special charges (recoveries)	14,281	0.05
Other (income) expense, net	189,231	0.70
GAAP-based provision for income taxes	33,625	0.12
Non-GAAP-based provision for income taxes	(33,675)	(0.12)
Non-GAAP-based net income, attributable to OpenText	$206,816	$0.77

Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2022
GAAP-based net loss, attributable to OpenText	$(116,929)
Add:
Provision for income taxes	33,625
Interest and other related expense, net	40,382
Amortization of acquired technology-based intangible assets	42,637
Amortization of acquired customer-based intangible assets	54,438
Depreciation	23,174
Share-based compensation	23,208
Special charges (recoveries)	14,281
Other (income) expense, net	189,231
Adjusted EBITDA	$304,047

GAAP-based net loss margin	(13.7)%
Adjusted EBITDA margin	35.7%
Reconciliation of Free cash flows

Three Months Ended September 30, 2022
GAAP-based cash flows provided by operating activities	$131,959
Add:
Capital expenditures (1)	(36,324)
Free cash flows	$95,635

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three months ended September 30, 2023 and 2022:

	Three Months Ended September 30, 2023		Three Months Ended September 30, 2022
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	21%	11%	20%	11%
GBP	5%	8%	4%	5%
CAD	3%	10%	3%	14%
USD	60%	50%	65%	55%
Other	11%	21%	8%	15%
Total	100%	100%	100%	100%
(1) Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges (recoveries).